Exhibit 99.2

PRESS RELEASE	CB Richard Ellis, Inc. 865 S. Figueroa Street 34th Floor Los Angeles, CA 90017 T 213.613.3333 F 213.613.3005 www.cbre.com

FOR IMMEDIATE RELEASE—February 17, 2004

For further information:

Debbie Fan, Treasurer

CB Richard Ellis

310.354.5045

Debbie.Fan@cbre.com

CBRE Holding, Inc. Changes Its Corporate Name

Los Angeles, CA (February 17, 2004) – Effective February 13, 2004, CBRE Holding, Inc, parent corporation of CB Richard Ellis Services, Inc., has changed its name to CB Richard Ellis Group, Inc.

To view the company’s fourth quarter 2003 earnings on Wednesday, February 18, 2003, on the national wire services, please search under the name, CB Richard Ellis Group, Inc.

Headquartered in Los Angeles, CB Richard Ellis Group, Inc. is the world’s leading commercial real estate services firm. With approximately 13,500 employees, the company serves real estate owners, investors and occupiers through more than 220 offices worldwide. The company’s core services include property sales, leasing and management; corporate services; facilities and project management; mortgage banking; investment management; capital markets; appraisal and valuation; research; and consulting. For more information, visit the company’s Web site at www.cbre.com.